Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
101 Constitution Avenue, NW | Suite 900 Washington, DC 20001 T 202.689.2800 F 202.689.2860 nelsonmullins.com

March 23, 2021

Alfi, Inc.

429 Lenox Avenue, Suite 547

Miami Beach, Florida 33139

Re: Registration Statement on Form S-1 (File No. 333-251959)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, as amended (the “Registration Statement”), of Alfi, Inc., a Delaware corporation (the “Company”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of: (a) up to an aggregate of 3,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), including up to 450,000 shares that may be sold pursuant to the underwriters’ over-allotment option; (b) warrants to purchase shares of Common Stock (the “Warrants”); (c) up to an aggregate of 3,000,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”); (d) the representative’s warrants that will be issued by the Company to the representative of the underwriters of the offering (the “Representative’s Warrants”); and (e) up to 150,000 shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Warrant Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (iii) the Representative’s Warrant Shares, when issued upon exercise of the Representative’s Warrants, will be validly issued, fully paid and non-assessable; (iv) the Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (v) the Representative’s Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

California | Colorado | District of Columbia | Florida | Georgia | Maryland | Massachusetts | New York

North Carolina | South Carolina | Tennessee | West Virginia

Alfi, Inc.

March 23, 2021

A. Our opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. The opinions expressed herein are based upon the law of the State of New York and the General Corporation Law of the State of Delaware in effect on the date hereof and as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinion in clause (iii) above is subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, liquidated damages, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP